Exhibit 99.1

Section 1 of ARTICLE V  of the Corporation’s Bylaws is hereby deleted in its entirety and amended to read as follows:

“Each stockholder, except for those who have chosen to utilize uncertificated securities pursuant to a direct registration system, shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an assistant to the Chief Financial Officer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.”